OLD NATIONAL BANCORP

NYSE: ONB
www.oldnational.com

Old National Bancorp Provides Notice of Intent to Repurchase Warrant from U.S. Treasury

For Further Information Call: Financial Community: Lynell J. Walton - (812) 464-1366
Media Relations: Kathy A. Schoettlin - (812) 465-7269

EVANSVILLE, Ind., April 20, 2009 - Old National Bancorp (NYSE: ONB) announced today that it has provided notice to the U.S. Treasury department of its intent to repurchase the warrant to purchase up to 813,008 shares of the Company's common stock issued by the Company to Treasury on December 12, 2008. The Warrant was issued in connection with the Company's participation in Treasury's Capital Purchase Program (CPP) under the Emergency Economic Stabilization Act of 2008. The Company does not anticipate the repurchase of the Warrant to have an impact on the Company's net income or net income available to common shareholders.

This repurchase is the second and final phase required of Old National to end its participation in the Capital Purchase Program (CPP). On March 31, 2009, Old National Bancorp announced that it repurchased all of the $100 million in preferred, non-voting stock that was sold to the U.S. Department of Treasury as part of the CPP for healthy financial institutions. The repurchase of the Preferred Stock resulted in a charge to the Company's retained earnings of approximately $2.6 million for the quarter ended March 31, 2009, representing the unaccreted difference between the carrying value of the Preferred Stock and the repurchase price. The charge to retained earnings does not impact the Company's net income for the first quarter of 2009, but is a reduction to net income available to common shareholders in the amount of $0.04 per common share for the quarter ended March 31, 2009.

About Old National Bancorp

Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.9 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company's website at www.oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National's financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company's Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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